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                                                                      Exhibit 8D


                     FIRST AMENDMENT TO CUSTODIAN AGREEMENT

         This FIRST AMENDMENT TO CUSTODIAN AGREEMENT (the "First Amendment") is dated as of this 23rd day of February, 1998, by and among MassMutual Institutional Funds (the "Trust") and Investors Bank & Trust Company ("IBT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Trust and IBT have entered into a Custodian Agreement dated as of August 29, 1994 (the "Custodian Agreement"), which makes references to the seven separate portfolios of the Trust;

         WHEREAS, the Trust and IBT desire to have the Custodian Agreement reflect that the Trust has registered an eighth portfolio and anticipates registering additional portfolios in the future; and

         WHEREAS, the Trust and IBT have agreed to amend the Custodian Agreement subject to the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and IBT hereby agree as follows:

SECTION 1. Amendment to the Custodian Agreement. The Custodian Agreement is
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hereby amended as follows:

(a) The first "WHEREAS" clause of the Custodian Agreement is hereby deleted in its entirety and replaced with the following new language:

              "WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and currently consists of the separate series or portfolio of shares as identified in Schedule 1 hereto (the "Funds"), which such Schedule 1 may be amended from time to time upon written agreement by the parties; and"

(b) A new Schedule 1, in the form set forth below, is hereby made a part of the Custodian Agreement:

             "Schedule 1 - Series of MassMutual Institutional Funds

                              MassMutual Prime Fund
                            MassMutual Core Bond Fund
                         MassMutual Short-Term Bond Fund
                            MassMutual Balanced Fund
                          MassMutual Value Equity Fund
                     MassMutual Small Cap Value equity Fund
                      MassMutual International Equity Fund
                         MassMutual Indexed Equity Fund"

SECTION 2. Counterparts. This First Amendment may be executed by the parties
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hereto in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.
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SECTION 3. No Other Amendments, Waivers or Consents. Nothing in this First
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Amendment to the Custodian Agreement shall be deemed a waiver or amendment of any other terms and conditions of the Custodian Agreement, except as specified herein. All other terms and conditions of the Custodian Agreement shall remain unchanged and in full force and effect.

SECTION 4. Effective Date. This First Amendment shall become effective on
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March 1, 1998.

SECTION 5. Disclaimer of Liability. A copy of the Agreement and Declaration of
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Trust of the Trust is on file with the Secretary of The Commonwealth of
Massachusetts, and notice is hereby given that this First Amendment is executed on behalf of the Board of Trustees of the Trust of the Trust as Trustees and not individually and that the obligations of the instrument are not binding upon any of the Trustees or shareholders individually but are binding upon the assets and property of the Trust: provided, however, that the Agreement and Declaration of Trust of the Trust provides that the assets of a particular series of the Trust shall under no circumstances be charged with liabilities attributable to any other series of the Trust and all persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of the particular series for payment of such credit, contract, or claim.


IN WITNESS WHEREOF, the Trust and IBT have duly executed this First Amendment to Custodian Agreement as of the date above first written.


MASSMUTUAL INSTITUTIONAL FUNDS


By: /s/ Stuart H. Reese
   -----------------------------------
Name:  Stuart H. Reese
Title: President


INVESTORS BANK & TRUST COMPANY


By: /s/ Andrew M. Nesvet
   -----------------------------------

Name:     Andrew M. Nesvet
     ---------------------------------

Title: Director, Client Management
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